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                                                        EXHIBIT 11

            SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
        Computation of Earnings (Loss) Per Common Share (Unaudited)
                   (In thousands, except per share data)

                                  Three Periods Ended   Six Periods Ended
                                  -------------------  --------------------
                                  July 3,   June 30,   July 3,     June 30,
                                  -------------------  --------------------
                                    1994      1993        1994      1993
                                  --------  ---------  ---------  ---------
Primary
- -------
Earnings (loss) before
  extraordinary loss and
  cumulative  effect of change in
  accounting principle             ($1,274)   $8,420   ($14,095)  ($2,437)

Extraordinary loss from early
  extinguishment of debt, net of
  tax benefit of $2,708, $ 0,
  $3,551 and $4,858, respectively   (4,061)        -     (5,326)   (7,598)

Cumulative effect of change in
  accounting principle                   -         -          -     7,742
                                   -------   -------   --------   -------
Net earnings (loss)                ($5,335)   $8,420   ($19,421)  ($2,293)
                                   =======   =======   ========   =======
Shares:
  Weighted average common shares
   outstanding                      98,540    98,268     98,511    98,192
  Weighted average shares of
   restricted stock outstanding        829       960        858       974

  Additional shares assuming
   exercise of stock options         2,008     2,825      2,165     2,941
                                   -------   -------   --------   -------
  Weighted average common shares
   and common share equivalents
   outstanding - primary           101,377   102,053    101,534   102,107
                                   =======   =======   ========   =======
Earnings (loss) before
  extraordinary loss and
  cumulative effect of change in
  accounting principle              ($0.01)    $0.08     ($0.14)   ($0.03)

Extraordinary loss from early
  extinguishment of debt, net of
  tax benefit                        (0.04)        -      (0.05)    (0.07)

Cumulative effect of change in
  accounting principle                   -         -          -      0.08
                                   -------   -------   --------   -------
Net earnings (loss)                 ($0.05)    $0.08     ($0.19)   ($0.02)
                                   =======   =======   ========   =======

Assuming Full Dilution
- ----------------------

Earnings (loss) before
  extraordinary loss and
  cumulative effect of change in
  accounting principle             ($1,274)   $8,420   ($14,095)  ($2,437)

Extraordinary loss from early
  extinguishment of debt, net of
  tax benefit of $2,708, $ 0,
  $3,551 and $4,858, respectively   (4,061)        -     (5,326)   (7,598)

Cumulative effect of change in
  accounting principle                   -         -          -     7,742
                                   -------   -------   --------   -------
Net earnings (loss)                ($5,335)   $8,420   ($19,421)  ($2,293)
                                   =======   =======   ========   =======
Shares:
  Weighted average common shares
   outstanding                      98,540    98,268     98,511    98,192
  Weighted average shares of
   restricted stock outstanding        829       960        858       974
  Additional shares assuming
   exercise of stock options         2,015     2,842      2,169     2,964
                                   -------   -------   --------   -------
  Weighted average common shares
   and common share equivalents
   outstanding - fully diluted     101,384   102,070    101,538   102,130
                                   =======   =======   ========   =======
Earnings (loss) before
  extraordinary loss and
  cumulative effect of change in
  accounting principle              ($0.01)    $0.08     ($0.14)   ($0.03)

Extraordinary loss from early
  extinguishment of debt, net of
  tax benefit                        (0.04)        -      (0.05)    (0.07)

Cumulative effect of change in
  accounting principle                   -         -          -      0.08
                                   -------   -------   --------   -------
Net earnings (loss)                 ($0.05)    $0.08     ($0.19)   ($0.02)
                                   =======   =======   ========   =======

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